Exhibit 10.31

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of August 4, 2005, amends and supplements that certain Revolving Credit Agreement dated as of August 15, 2003, as amended to date (as so amended, the “Credit Agreement”) between FIRST COMMUNITY BANCORP (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION (the “Lender”).

RECITAL

The Borrower and the Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lender and the Borrower agree as follows:

1.             Definitions and References.  Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement.  All references to the Credit Agreement contained in the related loan documents (collectively, the “Loan Documents”) shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Third Amendment.

2.             Amendments to Credit Agreement.  The Credit Agreement is amended as follows:

(a)           The first sentence of Section 1.2 is amended to read as follows:

Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower, from time to time from the date of this Agreement through August 3, 2006 (the “Maturity Date”), at such times and in such amounts, not to exceed FIFTY MILLION AND NO/100 UNITED STATES DOLLARS ($50,000,000.00) (the “Commitment”) at any one time outstanding, as Borrower may request (the  “Loan(s)”).

(b)           Section 2.3(a) is hereby amended by deleting the parenthetical “(but not to exceed the Maturity Date)” contained at the end of the second sentence therein and by adding the following sentence at the end thereof:

Notwithstanding that any LIBOR Interest Period selected by Borrower may extend beyond the Maturity Date, Borrower acknowledges and agrees that all amounts owing by Borrower to Lender under this Agreement in respect of principal, accrued interest, fees and expenses, including any amounts under section 2.5(c), shall be due and payable on the Maturity Date.

(c)           The first sentence of Section 3.3 is amended to read as follows:

Borrower agrees that (a) each borrowing from Lender under Section 1.2 of this Agreement and from the Other Banks under the Other Bank Agreements, (b) each payment of the Commitment Fee under Section 2.7 of this Agreement to Lender and under the Other Bank Agreements to the Other Banks and (c) each reduction of the Commitment under Section 2.7 of this Agreement and the commitments of the Other Banks under the Other Banks Agreements shall be made on a pro rata basis in accordance with their aggregate commitments among Lender and the Other Banks and at substantially the same time.

(d)           Section 5.4(e) is amended to read as follows:

(e)           Loan Loss Reserves Ratio.  Each Subsidiary Bank shall maintain at all times on a consolidated basis a ratio of (a) the sum of (i) loan loss reserves plus (ii) reserves for unfunded commitments to (b) non-performing loans of not less than one hundred percent (100%).

(e)           Exhibit A and Schedule 4.8 attached hereto shall be deemed an exhibit and schedule, respectively, to the Credit Agreement and shall replace their predecessors attached thereto.

3.             Effectiveness of Third Amendment.  This Third Amendment shall become effective upon its execution and delivery by the Borrower and the Lender and satisfaction of the following conditions:

(a)           Replacement Note.  The Lender shall have received the promissory note of the Borrower in the form of Exhibit A attached hereto, payable to the Lender and duly executed by the Borrower (the “Replacement Note”).

(b)           Closing Certificate of the Borrower.  The Lender shall have received copies, certified by the Secretary of the Borrower to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Borrower remain unamended since August 15, 2003, the last date on which copies thereof were delivered to the Lender by the Borrower, and are in full force and effect on the date hereof; (ii) resolutions of the Board of Directors of the Borrower authorizing the issuance, execution and delivery of this Third Amendment and the Replacement Note; and (iii) a statement containing the names and titles of the officer or officers of the Borrower authorized to sign such documents, together with true signatures of such officers.

(c)           Other Bank Agreement Amendment.  The Lender shall have received a copy of an amendment to the Other Bank Agreement, in form and substance reasonably satisfactory to the Lender, certified by an appropriate officer of the Borrower, making modifications to the Other Bank Agreement consistent with the provisions of this Third Amendment, except that the increased commitment of the Other Bank under such amendment shall only be $20,000,000.

(d)           Closing Fee.  The Lender shall have received a closing fee in the amount of $32,500.

(e)           Opinion of General Counsel.  The Lender shall have received an opinion of the Borrower’s General Counsel, in form and substance reasonably satisfactory to the Lender.

(f)            Proceedings Satisfactory.  All other proceedings contemplated by this Third Amendment shall be satisfactory to the Lender, and the Lender shall have received such other information relating hereto as the Lender may reasonably request.

4.             Representations and Warranties.  The Borrower represents and warrants to the Lender that:

(a)           The execution, delivery and issuance of this Third Amendment and the Replacement Note, and the performance by the Borrower of its obligations hereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Borrower, are not, to the Borrower’s knowledge, in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Borrower or the terms of any agreement, restriction or undertaking to which the Borrower is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Borrower, any governmental body, agency or authority or any other person or entity; and

(b)           The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Third Amendment and, to the Borrower’s knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an “Event of Default” under the Credit Agreement.

5.             Costs and Expenses.  The Borrower agrees to pay to the Lender, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Lender in connection with the negotiation, execution and delivery of this Third Amendment.

6.             Full Force and Effect.  The Credit Agreement, as amended hereby, remains in full force and effect.

7.             Counterparts.  This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Third Amendment by signing any such counterpart.

FIRST COMMUNITY BANCORP

BY	/s/ Victor R. Santoro
Victor R. Santoro, Executive Vice
President & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Jon B. Beggs
Jon B. Beggs, Vice President

CONSENT

The undersigned, as a party to the Intercreditor and Collateral Agency Agreement, dated as of August 15, 2003 among First Community Bancorp, The Northern Trust Company, U.S. Bank National Association and The Northern Trust Company, as collateral agent, hereby consents to the above amendment.

THE NORTHERN TRUST COMPANY

By:	/s/ Lisa McDermott
Name:	Lisa McDermott
Title:	Vice President

Dated:  August 4, 2005

EXHIBIT A

REVOLVING CREDIT NOTE

$50,000,000	Milwaukee, Wisconsin
August 4, 2005

FOR VALUE RECEIVED, on or before the Maturity Date, FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California (“Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereafter, together with any subsequent holder hereof, called “Lender”), at its banking office at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or at such other place as Lender may direct, the aggregate unpaid principal balance of each advance (a “Loan” and collectively the “Loans”) made by Lender to Borrower hereunder.  The total principal amount of Loans outstanding at any one time hereunder shall not exceed FIFTY MILLION UNITED STATES DOLLARS ($50,000,000).

Lender is hereby authorized by Borrower at any time and from time to time at Lender’s sole option to attach a schedule (grid) to this Note and to endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, and the date and amount of each payment of principal and interest made by Borrower with respect to each such Loan.  Lender’s endorsements as well as its records relating to Loans shall be rebuttably presumptive evidence of the outstanding principal and interest on the Loans, and, in the event of inconsistency, shall prevail over any records of Borrower and any written confirmations of Loans given by Borrower.

Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder on the dates and at the rate or rates as set forth in the Revolving Credit Agreement (as hereinafter defined).

Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

This Note evidences indebtedness incurred under that certain Revolving Credit Agreement dated as of the date hereof executed by and between Borrower and Lender (and, if amended, restated or replaced, all amendments, restatements and replacements thereto or therefor, if any) (the “Revolving Credit Agreement;” capitalized terms not otherwise defined herein have the same meaning herein as in the Revolving Credit Agreement).  Reference is hereby made to the Revolving Credit Agreement for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated.  This Note replaces that certain Revolving Credit Note dated August 15, 2003, in the stated principal amount of $17,500,000, from Borrower to Lender, and Borrower acknowledges and agrees that the indebtedness evidence thereby has not been extinguished and that no novation has occurred.

Borrower agrees to pay upon demand all expenses (including without limitation attorneys’ fees, legal costs and expenses, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith.  Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

This Note is secured by the property described in the Pledge Agreement (as such term is defined in the Revolving Credit Agreement), to which reference is made for a description of the collateral provided thereby and the rights of Lender and Borrower in respect of such collateral.

This Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of New York.  Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other.  Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Note.  This Note shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender.

FIRST COMMUNITY BANCORP

By:

Name:

Title:

2

SCHEDULE 4.8

NOTE:  In providing this Schedule, neither First Community Bancorp (the “Company”) nor Pacific Western National Bank (“PWB”) is hereby admitting that the litigation described on this Schedule would, if adversely determined, have a material and adverse effect on the assets, financial condition, continued operations or business of PWB or the Company on a consolidated basis.

On June 8, 2004, the Company was served with an amended complaint naming First Community and PWB as defendants in a class action lawsuit filed in Los Angeles Superior Court pending as Case No. BC310846. We are named as defendants in our capacity as alleged successors to First Charter Bank, N.A., which the Company acquired in October 2001. A former officer of First Charter Bank, who left First Charter in May of 1997, is also named as a defendant.

On April 18, 2005, the plaintiffs filed the second amended class action complaint. The second amended complaint alleges that a former officer of First Charter Bank who later became a principal of Four Star Financial Services, LLC (“Four Star”), an affiliate of 900 Capital Services, Inc. (“900 Capital”), improperly induced several First Charter customers to invest in 900 Capital or affiliates of 900 Capital and further alleges that Four Star, 900 Capital and some of their affiliated entities perpetuated their fraud upon investors through various First Charter accounts with First Charter’s purported knowing participation in and/or willful ignorance of the scheme. The key allegations against First Charter in the second amended complaint date back to the mid-1990s and the second amended complaint alleges several counts for relief including aiding and abetting, conspiracy, fraud, breach of fiduciary duty, relief pursuant to the California Business and Professions Code, negligence and relief under the California Securities Act stemming from an alleged fraudulent scheme and sale of securities issued by 900 Capital and Four Star. In disclosures provided to the parties, plaintiffs have asserted that the named plaintiffs have suffered losses well in excess of $3.85 million, and plaintiffs have asserted that “losses to the class total many tens of millions of dollars.” While we understand that the plaintiffs intend to seek to certify a class for purposes of pursuing a class action, a class has not yet been certified and no motion for class certification has been filed.

At this stage of litigation, we do not believe it is feasible to accurately assess the likely outcome, the timing of its resolution, or whether it would have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.